UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 13, 2009
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     By letter dated May 13, 2009, Liberty Global, Inc. (LGI) is notifying certain shareholders that LGI’s board of directors has authorized an option and stock appreciation rights exchange offer for certain outstanding LGI equity awards granted under LGI’s 2005 Incentive Plan that are significantly underwater. LGI’s directors and most of its senior executives will not be eligible to participate in the exchange offer. The full text of the letter to shareholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information furnished pursuant to this Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of LGI’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless LGI expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.
     Nothing in this Form 8-K (including the exhibit hereto) shall constitute a solicitation to buy or an offer to sell stock options or stock appreciation rights of LGI. The proposed exchange offer will only be made pursuant to an offer to exchange and related documents. Employees and independent contractors of LGI that are eligible to participate in the exchange offer are urged to read the offering documents, including the offer to exchange to be included therewith, because they will contain important information about the exchange offer. A copy of the offering documents, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings can also be obtained, without charge, through the Investor Relations section of LGI’s website (http://www.lgi.com).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Letter to Shareholders, dated May 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 13, 2009

LIBERTY GLOBAL, INC.
By:	/s/ Elizabeth M. Markowski
Elizabeth M. Markowski
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Shareholders, dated May 13, 2009.

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